UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2008

ENTORIAN TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Delaware	333-110806	56-2354935
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8900 Shoal Creek Boulevard, Suite 125 Austin, TX	78757
(Address of principal executive offices)	(Zip Code)

(512) 454-9531

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

This Form 8-K/A, Amendment No. 1, dated September 26, 2008 (the Amendment), relates to the acquisition of Augmentix Corporation (Augmentix) by Entorian Technologies Inc. (we or Entorian), pursuant to an Agreement and Plan of Merger with August Merger Sub Corporation, a wholly owned subsidiary of Entorian, and Augmentix, which acquisition closed on July 14, 2008. As permitted by applicable rules and regulations, the original Form 8-K omitted certain financial statements of Augmentix required by Form 8-K.

This Amendment is filed to provide the required financial statements of Augmentix and the required pro forma financial statements. It should be read in connection with the Form 8-K we filed on July 16, 2008, which provides a more complete description of the acquisition.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

23	Consent of Independent Registered Public Accounting Firm

99.1	Audited financial statements of Augmentix as of and for the years ended December 31, 2007 and December 31, 2006

99.2	Unaudited financial statements of Augmentix as of June 30, 2008 and for the six months ended June 30, 2008 and June 30, 2007

99.3	Unaudited pro forma condensed combined financial statements as of and for the six months ended June 30, 2008 and the year ended December 31, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTORIAN TECHNOLOGIES INC.

Date: September 26, 2008
	By:	/s/ Stephanie Lucie
Stephanie Lucie
SVP, General Counsel and Corporate Secretary